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                                                                   EXHIBIT 10.17

                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is entered into as of the date specified below as the effective date (the "Effective Date"), by and between DON J. MCGRATH (the "Employee") and FIRST HAWAIIAN, INC., a Delaware corporation (the "Company").


         1. Term of Employment.

         (a) Basic Rule. The Company agrees to employ the Employee, and the Employee agrees to remain in employment with the Company, and as set forth in
Section 2 below, the Company's subsidiary (and any successor entity thereto), Bank of the West (the "Bank") from the Effective Date until the date when the Employee's employment terminates pursuant to Subsection (b), (c) or (d) below.

         (b) Early Termination. Subject to Sections 6, 7 and 8, the Company may terminate the Employee's employment by giving the Employee 30 days' advance notice in writing. The Employee may terminate his employment by giving the Company 30 days' advance notice in writing. The Employee's employment shall terminate automatically in the event of his death. Any waiver of notice shall be valid only if it is made in writing and expressly refers to the applicable notice requirement of this Section 1.

         (c) Cause. Subject to the provisions of this Subsection (c), upon written notice to the Employee, the Company may at any time terminate the Employee's employment for Cause. For all purposes under this Agreement, "Cause" shall mean:

               (i) A material failure by the Employee to perform his duties, other than a failure resulting from the Employee's complete or partial incapacity due to physical or mental illness or impairment, hereunder;

               (ii) Gross misconduct, fraud or dishonesty to the Company or its employees; or

               (iii) Conviction of, or plea of "guilty" or "no contest" to, a felony; or

               (iv) A material violation by the Employee in the course of his duties hereunder of any law or regulation to which the Company is subject provided that the Employee knew or should have known that the conduct in question was in violation of such law or regulation; provided, that a violation of such law or regulation shall be deemed to be "material" only if it results in material financial loss to the Company or if it materially impairs the Employee's ability to perform his duties hereunder or his value to the Company as its officer; and provided, further, that the Employee shall be fully protected by, and entitled to rely upon, advice of counsel to the Company for purposes of determining whether the Employee knew or should have known that the conduct in question was in violation of such law or regulation.

         (d) Disability. Subject to Section 8, the Company may terminate the Employee's active

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employment due to Disability by giving the Employee 30 days' advance notice in writing. For all purposes under this Agreement, "Disability" shall mean a physical or mental incapacity that qualifies the Employee for payments under the Company's group long-term disability insurance policy or plan (the "LTD Plan"). In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his active employment under this Subsection (d) becomes effective, the notice of termination shall automatically be deemed to have been revoked.

         (e) Rights Upon Termination. Except as expressly provided in Sections 6, 7 and 8, upon the termination of the Employee's employment pursuant to this
Section 1, the Employee shall only be entitled to the compensation, benefits and reimbursements under the plans, programs or policies described in Sections 3, 4 and 5 and which accrued or vested during the period preceding the effective date of the termination or as a consequence of such termination (whether payable on such termination or thereafter). The payments under this Agreement shall fully discharge all responsibilities of the Company and the Bank to the Employee, other than the Employee's entitlement to such accrued or vested compensation, benefits and reimbursements as referred to in the preceding sentence.

         (f) Termination of Agreement. This Agreement shall terminate when all obligations of the parties hereunder have been satisfied.

         2. Duties and Scope of Employment.

         (a) Position. The Company agrees to employ the Employee as its President and Chief Operating Officer for the term of his employment under this Agreement. In addition, the Company agrees to cause the Bank to employ the Employee as the Bank's President and Chief Executive Officer for the term of this Agreement. The Employee, as President and Chief Operating Officer of the Company, shall report to the Chief Executive Officer of the Company and in his capacity as President and Chief Executive Officer of the Bank, the Employee shall report to the Board of Directors of the Bank (the "Bank of the West Board"). As of the Effective Date, the Employee shall be appointed to serve as a member of the Board of Directors of the Company (the "Board") and, thereafter, the Company agrees to use its best efforts to have the Employee reelected to the Board. The Company shall also appoint the Employee to the Bank of the West Board and cause the reelection of the Employee to the Bank of the West Board. The Employee's principal offices for the performance of his duties hereunder shall be located in the San Francisco Bay Area. However, the Company shall also maintain suitable offices and secretarial support for the Employee at its headquarters in Honolulu, Hawaii for use while he is performing services at that location.

         (b) Obligations. During the term of his employment under this Agreement, the Employee shall devote his full business efforts and time to the Company and its affiliates. He shall not render services to any other person without the express prior approval of the Board (including, without limitation, services as a member of the board of directors of another corporation). Membership on the board of directors of another corporation shall not be approved unless:

               (i) Such other corporation is not engaged in activities that are competitive, or potentially competitive, with the Company;

               (ii) Such other corporation is of a quality and stature commensurate, in the sole judgment of the Board, with the Employee's position under this Agreement and with


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          the Company's objectives; and

               (iii) The Employee's aggregate time commitments to board memberships are consistent with his responsibilities under this Agreement.

The foregoing shall not preclude the Employee from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments that do not interfere or conflict with his responsibilities to the Company.

         3. Salary.

         (a) Amount of Salary. During the term of his employment under this Agreement, the Company agrees to pay the Employee as compensation for his services to the Company and the Bank a base salary at the annual rate of $650,000 or at such higher rate as the Company may determine from time to time. Such salary shall be payable in accordance with the Company's standard payroll procedures. Once the Company has increased such salary, it thereafter shall not be reduced for any reason. The Company covenants that such base salary is and shall be, during the term hereof, the second highest base salary of any employee of the Company or any of its subsidiaries.

         (b) Base Compensation. For purposes of this Agreement, the term "Base Compensation" for a year means the difference between:

               (i) The Employee's total compensation for such year, as shown on the Form W-2 prepared by the Company for such year; minus

               (ii) All bonuses received by the Employee in such year.

         4. Vacations and Employee Benefits.

         During the term of his employment under this Agreement, the Employee shall be entitled to not less than four weeks of paid vacation time per annum. During such term, the Employee shall also be eligible to participate in all of the employee benefit plans and executive compensation programs (including, but not limited to, all bonus, incentive, stock, stock option, deferred compensation and retirement plans and executive loan programs) maintained by the Company or the Bank, subject, in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. The determination as to the amounts of any awards available to the Employee under these programs shall be reviewed at least annually by the Company's Executive Compensation Committee to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held bank holding companies comparable to the Company.

         5. Business Expenses.

         During the term of his employment under this Agreement, the Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company, or the Bank, shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies.



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         6. Termination After Change in Control.

         (a) Definition. For all purposes under this Agreement, "Change in Control" shall have the meaning ascribed to such term in the Standstill and Governance Agreement (the "Standstill Agreement") in the form attached as Exhibit C to the Agreement and Plan of Merger dated as of May 28, 1998 (the "Merger Agreement"), between Banc West Corporation and the Company. Notwithstanding the foregoing sentence, no "Change in Control" for purposes of this Agreement shall be deemed to occur if the "person" (as defined in the Standstill Agreement) who acquires control pursuant to such definition shall be Banque Nationale de Paris or any Affiliate thereof.

         (b) Good Reason. For all purposes under this Agreement, "Good Reason" shall mean that the Employee, without his consent:

               (i) Has incurred a material reduction in his title, authority or responsibility at the Company or the Bank;

               (ii) Has incurred a reduction in his Base Compensation;

               (iii) Has been notified that his principal place of work will be relocated by a distance of 50 miles or more; or

               (iv) Is required to work more than 120 days per year outside of the Employee's principal offices.

         (c) Special Severance Payment. The Employee shall be entitled to receive a severance payment from the Company (the "Special Severance Payment") if, during the term of this Agreement and within the first 12-month period after the occurrence of a Change in Control becomes effective, either:

               (i) The Employee voluntarily resigns his employment with the Company for Good Reason; or

               (ii) The Company terminates the Employee's employment with the Company for any reason other than Cause or Disability.

The Special Severance Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under Subsection (d) below. The Special Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods subsequent to the date of the employment termination. Notwithstanding the preceding sentence, however, the Employee shall be entitled to any payments or acceleration of the vesting of awards which occur under the terms of any plan described in Section 4 as a result of the Change in Control. With respect to any options granted to the Employee pursuant to a stock option plan, the Employee shall be 100% vested in any option outstanding upon a Change in Control. If the Employee's employment is terminated pursuant to this Section 6(c), and notwithstanding anything to the contrary in the Company's stock option plans and the Employee's stock option agreements, the Employee shall have a minimum of eighteen (18) months to exercise such options (irrespective of termination of



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employment).


         (d) Amount. The amount of the Special Severance Payment shall be equal to 300% of the sum of the following:

               (i) The Employee's annual rate of Base Compensation, as in effect on the date of the employment termination; plus

               (ii) The arithmetic mean of the annual bonuses awarded to the Employee by the Company (or by the Bank in respect of the period prior to the Effective Date) for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid). If the Company has determined that no bonus shall be awarded to the Employee for a fiscal year, such bonus shall be included in the calculation as zero.

         (e) Insurance Coverage. During the 12-month period commencing upon a termination of employment described in Subsection (c) above, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during such 12-month period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (e) shall terminate immediately. Any group health continuation coverage that the Company is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA") shall commence when coverage under this Subsection (e) terminates.

         (f) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 6 (whether by seeking new employment or in any other manner). Except as expressly provided in Subsection
(e) above, no such payment shall be reduced by earnings that the Employee may receive from any other source.

         7. Involuntary Termination Without Cause Or Voluntary Resignation for Good Reason.

         (a) Regular Severance Payment. The Employee shall be entitled to receive a severance payment from the Company (the "Regular Severance Payment") if, (i) during the term of this Agreement the Company terminates the Employee's employment for any reason other than Cause or Disability, and Section 6 does not apply or (ii) the Employee voluntarily resigns his employment with the Company for Good Reason.

The Regular Severance Payment shall be made in a lump sum not more than five business days following the date of the employment termination and shall be in an amount determined under Subsection (b) below. The Regular Severance Payment shall be in lieu of any further payments to the Employee under Section 3 and any further accrual of benefits under Section 4 with respect to periods


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          subsequent to the date of the employment termination.

         (b) Amount. The amount of the Regular Severance Payment shall be equal to 300% of the sum of the following:

               (i) The Employee's annual rate of Base Compensation, as in effect on the date of the employment termination; plus

               (ii) The arithmetic mean of the annual bonuses awarded to the Employee by the Company (or by the Bank in respect of the period prior to the Effective Date) for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid). If the Company has determined that no bonus shall be awarded to the Employee for a fiscal year, such bonus shall be included in the calculation as zero.

         (c) Insurance Coverage. During the 12-month period commencing upon a termination of employment described in Subsection (a) above, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during such 12-month period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. The foregoing notwithstanding, in the event that the Employee becomes eligible for comparable group insurance coverage in connection with new employment, the coverage provided by the Company under this Subsection (c) shall terminate immediately. Any group health continuation coverage that the Company is required to offer under COBRA shall commence when coverage under this Subsection (c) terminates.

         (d) No Mitigation. The Employee shall not be required to mitigate the amount of any payment contemplated by this Section 7 (whether by seeking new employment or in any other manner). Except as expressly provided in Subsection
(c) above, no such payment shall be reduced by earnings that the Employee may receive from any other source.

         (e) Option Plans. Notwithstanding anything to the contrary in the Company's stock option plans and the Employee's stock option agreements, in the event of a termination of the Employee under this Section 7, the Employee shall be credited with an additional year of service for purposes of determining the vested portion of the Employee's stock options as of the date of such termination.

         8. Termination for Disability.


         (a) Disability Continuation Period. In the event that, during the term of this Agreement, the Company terminates the Employee's employment for Disability, the Employee shall be entitled to receive all of the payments and benefit coverage described in this Section 8. Such payments and benefit coverage shall continue for the period (the "Disability Continuation Period") commencing on the date when the employment termination is effective and ending on the earliest of:



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               (i) The date 36 months after such date;

               (ii) The date when the Employee's benefits under the LTD Plan terminate; or

               (iii) The date of the Employee's death.

         (b) Compensation. During the Disability Continuation Period, the Company shall pay the Employee compensation at an annual rate equal to the difference between:

               (i) The sum of the following:

                    (A) The Employee's annual rate of Base Compensation, as in effect on the date of the employment termination; plus

                    (B) The arithmetic mean of the annual bonuses awarded to the Employee by the Company (or by the Bank in respect of the period prior to the Effective Date) for the three most recent consecutive fiscal years ending prior to the date of the employment termination (regardless of when paid); minus

               (ii) The benefits received by the Employee during the applicable period under the LTD Plan.

If the Company has determined that no bonus shall be awarded to the Employee for a fiscal year, such bonus shall be included in the calculation as zero. Compensation under this Subsection (b) shall be paid at periodic intervals in accordance with the Company's standard payroll procedures.

         (c) Insurance Coverage. During the Disability Continuation Period, the Employee (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by the Company, including life, disability and health insurance programs, as if he were still an employee of the Company. Where applicable, the Employee's salary for purposes of such plans shall be deemed to be equal to his Base Compensation. To the extent that the Company finds it impossible to cover the Employee under its group insurance policies during the Disability Continuation Period, the Company shall provide the Employee with individual policies which offer at least the same level of coverage and which impose not more than the same costs on him. Any group health continuation coverage that the Company is required to offer under COBRA shall commence when coverage under this Subsection (c) terminates.



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         9. Successors.


         (a) Company's Successors. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause immediately after such succession becomes effective. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this Subsection (a) or which becomes bound by this Agreement by operation of law.

         (b) Employee's Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         10. Non-Disclosure of Confidential Information.

         During the term of this Agreement and thereafter, the Employee shall not, without the prior written consent of the Board, disclose or use for any purpose (except in the course of his employment and in furtherance of the business of the Company and its subsidiaries) confidential information or proprietary data of the Company and its subsidiaries, except as required by applicable law or legal process; provided, however, that confidential information shall not include any information known generally to the public or ascertainable from public or published information (other than as a result of unauthorized disclosure by the Employee) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company and its subsidiaries. The Employee agrees to deliver to the Company at the termination of his employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Company and its subsidiaries which he may then possess or have under his control.

         11. Non-Competition.

         (a) Covenant Not To Compete. This Section 11 shall apply:

               (i) During the term of this Agreement;

               (ii) For three years after the Employee receives the Regular Severance Payment under Section 7; and

               (iii) For three years after the Employee voluntarily resigns his employment for any reason not described in Section 6, but only if the Company voluntarily makes all provisions of Section 7 applicable to him.

While this Section 11 applies, the Employee shall not, directly or indirectly, engage in any banking


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business or activity in the States of California, Hawaii, Oregon, Washington, or
Idaho ("Competitive Business") nor be employed by, render services of any kind to, advise or receive compensation in any form from, nor invest or participate in any manner or capacity in, any entity or person which directly or indirectly engages in a Competitive Business.

         (b) Exception. Subsection (a) above shall not preclude investments in a corporation whose stock is traded on a public market and of which the Employee owns less than one percent of the outstanding shares.

         (c) Purpose of Covenant. It is agreed by both parties hereto that the covenants contained in Subsection (a) above are reasonable and necessary to protect the confidentiality of the customer, lists and trade secrets, and other confidential information concerning the Company, acquired by the Employee.

         (d) Specific Performance. The Employee and the Company recognize and agree that (i) because of the nature of the businesses in which the Company and its subsidiaries are engaged and because of the nature of the confidential information that the Employee has acquired or will acquire with respect to the businesses of the Company and its subsidiaries, it would be impracticable and excessively difficult to determine the actual damages of the Company or its subsidiaries in the event that the Employee breaches any of the covenants contained in Subsection (a) above, and (ii) damages in an action at law would not constitute reasonable or adequate compensation to the Company or its subsidiaries in the event that the Employee breaches any of such covenants. Accordingly, if the Employee commits any breach of such covenants or threatens to commit any such breach, then the Company shall have the right to have the covenants contained in Subsection (a) above specifically enforced by any court having equity jurisdiction, without posting bond or other security, it being acknowledged and agreed by both parties hereto that any such breach or threatened breach would cause irreparable injury to the Company and its subsidiaries and that an injunction may be issued against the Employee. The rights described in this Subsection (d) shall be in addition to, and not in lieu of, any other rights or remedies available to the Company under law or in equity.

         (e) Modification by Court. If any of the covenants contained in Subsection (a) above is determined to be unenforceable because of the duration of such covenants or the area covered thereby, then the court making the determination shall have the power to reduce the duration of such covenants and/or the area covered thereby, and such covenants, in their reduced form, shall be enforceable.

         (f) Different Jurisdictions. If any of the covenants contained in Subsection (a) above is determined to be wholly unenforceable by the courts of any domestic or foreign jurisdiction, then the determination shall not bar or in any way affect the Company's right to relief in the courts of any other jurisdiction with respect to any breach of such covenants in such other jurisdiction. Such covenants, as they relate to each jurisdiction, shall be severable into independent covenants and shall be governed by the laws of the jurisdiction where a breach occurs.

         (g) Discontinuance of Severance Pay. In the event that the Employee breaches any of the covenants contained in Subsection (a) above, the Company may discontinue all payments and benefits to the Employee under Section 7.



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         12. No Solicitation.

         This Section 12 shall apply (a) during the term of this Agreement and
(b) during the one-year period following the termination of the Employee's employment for any reason not described in Section 6. While this Section 12 applies, the Employee shall not, directly or indirectly, contact any employee of the Company or any of its subsidiaries to solicit such employee (or any entity in which such employee has a significant equity interest) to become an employee, partner or independent contractor of the Employee or any other person.

         13. Tax Effect of Payments.

         Excise Tax Restoration Payment. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Employee made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company's assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code")) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of an employment agreement or otherwise (the "Total Payments"), would be subject to the excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Employee of any Excise Tax on the Total Payments as well as all income taxes imposed on the Excise Tax Restoration Payment, any Excise Tax imposed on the Excise Tax Restoration Payment and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration Payment or any Excise Tax.

          Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are "parachute payments" (within the meaning of section 280G of the Code) that are required to be made under this agreement, including all determinations of whether an Excise Tax Restoration Payment is required, of the amount of such Excise Tax Restoration Payment and of amounts relevant to the last sentence of this agreement, shall be made by the independent auditors retained by the Company most recently prior to the change in control (the "Auditors"), who shall provide their determination (the "Determination"), together with detailed supporting calculations regarding the amount of any Excise Tax Restoration Payment and any other relevant matters, both to the Company and to the Employee within seven business days of the Employee's termination date, if applicable, or such earlier time as is requested by the Company or by the Employee (if the Employee reasonably believes that any of the Total Payments may be subject to the Excise Tax). If the Auditors determine that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written statement that such Auditors have concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee's federal income tax return. If an Excise Tax Restoration Payment is determined to be payable, it shall be paid to the Employee within five business days after the Determination is delivered to the Company or the Employee. Any determination by the Auditors shall be binding upon the Company and the Employee, absent manifest error.

          Underpayments and Overpayments. As a result of uncertainty in the application of section 4999 of the Code at the time of the initial determination by the Auditors hereunder, it is possible that Excise Tax Restoration Payments not made by the Company should have been made ("Underpayments") or that Excise Tax Restoration Payments will have been made by the Company


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which should not have been made ("Overpayments"). In either event, the Auditors shall determine the amount of the Underpayment or Overpayment that has occurred. In the case of an Underpayment, the amount of such Underpayment shall promptly be paid by the Company to or for the benefit of the Employee. In the case of an Overpayment, the Employee shall, at the direction and expense of the Company, take such steps as are reasonably necessary (including the filing of returns and claims for refund), follow reasonable instructions from, and procedures established by, the Company and otherwise reasonably cooperate with the Company to correct such Overpayment; provided, however, that (i) the Employee shall in no event be obligated to return to the Company an amount greater than the net after-tax portion of the Overpayment that the Employee has retained or has recovered as a refund from the applicable taxing authorities and (ii) this provision shall be interpreted in a manner consistent with the intent of this agreement, which is to make the Employee whole, on an after-tax basis, for the application of the Excise Tax, it being understood that the correction of an Overpayment may result in the Employee's repaying to the Company an amount which is less than the Overpayment.

                  This agreement amends and supersedes provisions concerning parachute payments under section 280G of the Code and excise taxes under section 4999 of the Code in any other employment agreements or other agreements between the Employee and the Company.

         14. Miscellaneous Provisions.

         (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c) Whole Agreement; Modifications. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto. This Agreement shall be subject to the requirements of any applicable banking law, regulation or order. This Agreement shall supersede the employment agreement dated January 1, 1996 between the Employee and the Bank.

         (d) Withholding Taxes. All payments and imputed payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.



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

         (e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware (other than their choice-of-law provisions).

         (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (g) Arbitration. Except as otherwise provided in Section 11, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Discovery shall be permitted to the same extent as in a proceeding under the Federal Rules of Civil Procedure, including (without limitation) such discovery as is specially authorized by Section 1283.05 of the California Code of Civil Procedure, without need of prior leave of the arbitrator under Section 1283.05(c) of the Code. Judgment may be entered on the arbitrator's award in any court having jurisdiction . All fees and expenses of the arbitrator of such Association shall be determined by the arbitrator.

         (h) No Assignment. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Subsection (h) shall be void.

         (i) Effective Date. This Agreement shall become effective on the date when there shall occur the Effective Time under the Merger Agreement. Such date is herein referred to as the "Effective Date." If the Merger Agreement shall terminate for any reason without the merger provided for therein having been consummated, then this Agreement shall automatically terminate and be of no further force or effect and the parties hereto shall have no further obligation to one another.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the 28th day of May, to be effective as of the Effective Date.



                                            /s/ Don J. McGrath
                                      ------------------------------------------

                                      FIRST HAWAIIAN, INC.



                                      By /s/ Walter A. Dods, Jr.
                                        ----------------------------------------

                                      Title Chairman and Chief Executive Officer
                                           -------------------------------------


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